CERTIFICATE OF DESIGNATIONS
                               of
              SERIES C CONVERTIBLE PREFERRED STOCK
                               of
                   PALATIN TECHNOLOGIES, INC.

                 Pursuant to Section 151 of the
        General Corporation Law of the State of Delaware

PALATIN TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the certificate of incorporation, as amended to date (the "Certificate of
Incorporation"), of the Corporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted the following resolution establishing a series of 1,400,000 shares of Preferred Stock of the Corporation designated as "Series C Convertible Preferred Stock":

     RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Certificate of Incorporation, a series of Preferred Stock, par value $.01 per share, of the Corporation is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

              Series C Convertible Preferred Stock

     Section 1. Designation, Amount and Par Value. The series of preferred stock shall be designated as Series C Convertible Preferred Stock (the "Preferred Stock") and the number of shares so designated shall be 1,400,000. Each share of Preferred Stock shall have a par value of $.01 per share and shall have a stated value of $18.57 per share (the "Stated Value").

     Section 2. Dividends and Certain Distributions.

     (a) The holders (the "Holders" and, individually, a "Holder") of Preferred Stock shall not be entitled to receive periodic dividends on the Preferred Stock.

     (b) So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5) upon, nor shall any distribution be made in respect of, any Junior Securities (as defined in Section 6).

     Section 3. Voting Rights. Except as otherwise required by law, the Preferred Stock shall have no voting rights.

     Section 4. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the Holder shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Preferred Stock, an amount equal to the Stated Value before any distribution or payment shall be made to the Holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holder of the Preferred Stock shall be distributed to such Holder of the Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. Any Change in Control shall not be deemed to be a Liquidation, except to the extent it is a Change of Control within the meaning of clause (e) of the definition of Change of Control set forth in Section 6.

     Section 5. Conversion.

     (a) On or after August 15, 2004, or upon a Change in Control with respect to the Corporation, and in either such case effective upon written notice, described below, by the Holder to the Corporation, the Holder may convert some or all of the shares of Preferred Stock, including any shares of Preferred Stock obtained by the Holder pursuant to Section 5(c), into fully paid and nonassessable shares of the Common Stock on a one-share-for-one-share basis, without payment of funds or other consideration of any kind. The Holder shall effect conversions by surrendering to the Corporation the certificate or certificates representing the shares of Preferred Stock to be converted, together with a completed and duly executed conversion notice in the form attached hereto as Exhibit A (a "Conversion Notice"). Each Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice by facsimile to the Corporation (the "Conversion Date"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered pursuant to Section 5(f). Subject to Section 5(b) hereof, each Conversion Notice, once given, shall be irrevocable. If a Holder is converting less than all the shares of the Preferred Stock represented by the certificate or certificates tendered by such Holder, or if a conversion hereunder cannot be effected in full for any reason, the Corporation shall promptly deliver to such Holder (in the manner and within the time set forth in Section 5(b)) a certificate for such number of shares as have not been converted.

     (b) Not later than 10 Business Days after any Conversion Date, the Corporation will use its best efforts to deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock and (ii) one or more certificates representing the number of shares of Preferred Stock surrendered to the Company for conversion that were not requested to be converted; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock until certificates evidencing such shares of Preferred Stock are either delivered for conversion to the Corporation or any transfer agent for the Preferred Stock or Common Stock, or the Holder of such Preferred Stock notifies the Corporation that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security) satisfactory to the Corporation to indemnify the Corporation from any loss that may be incurred by it in connection therewith.

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

     (c) So long as the Purchase Agreement is in effect with respect to any portion of the Territory (as defined in the Purchase Agreement), in the event at any time a Dilutive Event (as defined in Section 6) results in a decrease in the percentage of outstanding Common Stock then owned by the Holder (assuming full conversion of the Preferred Stock) (the "Holder Ownership"), then the Holder shall have the right, exercisable as provided below, (i) if, at the time of the occurrence of the Dilutive Event, the Preferred Stock is not then convertible, to receive that number of shares of Preferred Stock which, when converted along with all other shares of Preferred Stock and combined with all other shares of Common Stock then owned by the Holder, would be required to preserve the Holder Ownership at the same percentage immediately before and after the Dilutive Event or (ii) if, at the time of the occurrence of the Dilutive Event, the Preferred Stock is then convertible, to receive that number of shares of Common Stock which, when combined with all other shares of Common Stock owned by the Holder (including Common Stock underlying any Preferred Stock then owned by the Holder), would be required to preserve the Holder Ownership at the same percentage immediately before and after the Dilutive Event. The foregoing right shall be exercisable by payment to the Corporation of the purchase price and delivery to the Corporation of the Purchase Notice (defined below). The purchase price per share of Preferred Stock or Common Stock, as the case may be, to be paid by the Holder upon exercise of the foregoing right shall be equal to the consideration per share (if any) paid or to be paid by the person to whom securities are being issued in connection with the Dilutive Event. If the consideration paid by any such third party for such securities is other than cash, such consideration shall be presumed to be cash equal to the fair market value of such consideration as determined by an independent party acceptable to both the Holder and the Corporation. The cost of making such determination, if any, shall be borne by the Corporation. The Corporation shall provide written notice to the Holder of a Dilutive Event within five (5) days after the issuance of any securities giving rise to such Dilutive Event, and the Holder shall make its election to purchase all or any portion of the securities which it is entitled to purchase or receive in accordance herewith to preserve its percentage interest in the Common Stock by written notice to the Corporation (the "Purchase Notice") no more than thirty (30) days following its receipt of the Corporation's written notice of such Dilutive Event. Upon the Holder's failure timely to return the Purchase Notice to the Corporation, the Holder shall be deemed to have waived its right to purchase or receive any additional securities of the Corporation on such occasion. Upon the Holder's timely return to the Corporation of the Purchase Notice, the Holder shall pay to the Corporation the purchase price (if any) for the securities it so elects to purchase or receive within thirty (30) days subsequent to its notice of election to purchase or receive additional securities. Any failure by the Holder on any occasion to purchase or receive all or some of the securities which it is entitled to purchase or receive pursuant to this Section 5(c) as a consequence of the occurrence of a single Dilutive Event shall not affect the right of the Holder, on the subsequent occurrence of any different Dilutive Event, to purchase or receive all or any portion of the securities which it is then entitled to purchase or receive as a consequence of the operation of this
Section 5(c).

     (d) In determining the amount of consideration paid to the Corporation for the issuance of Common Stock upon the exercise or conversion of exercisable or convertible securities, all amounts paid to the Corporation in consideration for the issuance of the convertible or exercisable securities shall be included as part of the consideration to be paid by the Holder pursuant to this Section.

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

     (e) The provisions of the foregoing Section 5(c) shall not apply with respect to the issuance of Common Stock in connection with, or upon the exercise or conversion of securities issued in connection with, the following transactions:

          (i) exercise of rights or options granted or which may be granted under a stock option or other plan for the benefit of employees, directors and/or consultants;

          (ii) exercise of rights, warrants or options outstanding on the date hereof;

          (iii) conversion of any shares of outstanding Preferred Stock, or any additional shares of Preferred Stock issued pursuant to Section 5(c) hereof;

          (iv) after such time as the Holder first becomes eligible to convert any of the Preferred Stock in accordance with Section 5(c) above, upon the issuance and sale of any shares of Common Stock, including the issuance of Common Stock upon exercise of convertible or exercisable securities, sold in a firm commitment underwritten public offering, including, without limitation, shares sold upon the exercise of any overallotment option granted to the underwriters in connection with such offering; and

          (v) issuance of Common Stock pursuant to antidilution or price protection provisions contained in existing employment agreements and the issuance of Common Stock pursuant to antidilution provisions described in the certificate of designations with respect the Corporation's Series A Convertible Preferred Stock.

     (f) Any notice or other communication or delivery required or permitted to be provided hereunder shall be in writing and shall be deemed to have been received on the earliest of (i) the date of transmission or hand delivery, if such notice or communication is delivered to the address or to the facsimile telephone number of the addressee prior to 6:00 p.m. (Eastern Standard or Daylight time) on a Business Day, (ii) the Business Day after the date of transmission or hand delivery, if such notice or communication is delivered to the address or to the facsimile telephone number of the addressee later than 6:00 p.m. (Eastern Standard or Daylight time) on any date and earlier than 11:59 p.m. (Eastern Standard or Daylight time) on such date, (iii) the Business Day following the date of sending, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

     Section 6. Definitions. For the purposes hereof, the following terms shall have the following meanings:

     "Business Day" means any day except Saturday, Sunday and any day which shall be in New York, New York a day on which banking institutions are closed.

     "Change in Control" means the occurrence, with respect to the Corporation, of any one of the following events:

          (a) any "person" as such term is defined in Section 3(a)(9) of the Exchange Act (and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange
     Act) is or becomes a

     "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing greater than fifty percent (50%) of the combined voting power of the Corporation's then outstanding securities eligible to vote for the election of its board of directors; provided, however, that the event described in this clause (a) shall not be deemed to be a change in control by virtue of any of the following acquisitions: (i) by the Corporation or any wholly owned subsidiary of the Corporation, (ii) by any employee benefit plan sponsored or maintained by the Corporation or any subsidiary of the Corporation, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) except as provided in subsection (c) below, in which voting securities of the Corporation are acquired from the Corporation, if a resolution providing expressly that the acquisition pursuant to this clause (iv) does not constitute a change in control is approved by a vote of at least a majority of the directors who are directors of the Corporation on and as of the date hereof;

          (b) individuals who, on the date hereof, constitute the board of directors of the Corporation cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof, whose election, or nomination for election, by the Corporation's stockholders was approved by a vote of at least a majority of the directors comprising the current board of directors (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this subsection (b), considered as though such person were a member of the current board of directors; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the board of directors shall be deemed to be a member of the current board of directors;

          (c) a merger, consolidation, share exchange or similar form of corporate reorganization of the Corporation requiring the approval of the Corporation's stockholders (whether for such transaction or the issuance of securities in the transaction or otherwise); provided, however, that a
     "Change in Control" shall not be deemed to occur upon a merger, consolidation, share exchange or similar form of corporate reorganization of the Corporation, whether or not stockholder approval is required, so long as (i) the board of directors of any entity surviving or resulting from such reorganization contains at least fifty percent (50%) of the directors who were members of the board of directors of the Corporation immediately prior to such reorganization and (ii) the Chief Executive Officer of any such surviving entity is the same person as the Chief Executive Officer of the Corporation immediately prior to such reorganization;

          (d)  the  direct  or  indirect  sale  or  other  disposition  of  all, substantially all or any substantial parts of the assets or lines of business of the Corporation, whether or not approval of any such transaction by stockholders is required; provided, however, that the Corporation shall be able to sell or otherwise dispose of non-LeuTech (as defined in the Purchase Agreement) assets or lines of business in a transaction not otherwise qualifying as a "Change in Control" under subsections (a), (b) and (c) set forth immediately above, whether or not approval of such transaction by stockholders is required, and such sale or other disposition shall not constitute a "Change in Control"; or

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

          (e) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means the Corporation's voting common stock, $.01 par value.

     "Dilutive Event" shall mean (i) the issuance and sale by the Corporation of any shares of Common Stock (including the issuance of Common Stock upon exercise or conversion of securities exercisable for or convertible into Common Stock) or
(ii) the issuance by the Corporation of any Common Stock or other securities in connection with any stock split, stock dividend or other recapitalization.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Junior Securities" means the Common Stock and all other equity securities of the Corporation, other than the Corporation's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (which are senior to the Preferred Stock) or any other security that the Holder consents in writing to be pari passu with the Preferred Stock.

     "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

     "Purchase Agreement" means the Strategic Collaboration Agreement, dated as of the date hereof, among the Corporation and the original Holder of the Preferred Stock.

     "Securities Act" means the Securities Act of 1933, as amended.

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

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed on its behalf by Edward J. Quilty, its Chairman and Chief Executive Officer, this 17th day of August, 1999.

                              The Corporation:

                              PALATIN TECHNOLOGIES, INC.

                              By:   /s/ Edward J. Quilty
                                   ----------------------------------
                              Name:  Edward J. Quilty
                              Title: Chairman and Chief Executive Officer

                            EXHIBIT A
                      NOTICE OF CONVERSION

(To be Executed by the Holder in order to Convert shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series C Convertible Preferred Stock indicated below, into shares of voting Common Stock, $.01 par value (the "Common Stock"), of Palatin Technologies, Inc. (the "Corporation") according to the conditions of the Certificate of Designations, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
                             ---------------------------------------------------
                             Date to Effect Conversion


                             ---------------------------------------------------
                             Number of shares of Preferred Stock to be Converted


                             ---------------------------------------------------
                             Number of shares of Common Stock to be Issued


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                             Signature


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                             Name


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                             Address